EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Nektar Therapeutics 2008 Equity Incentive Plan of our reports dated February 25, 2008, with respect to the consolidated financial statements and schedule of Nektar Therapeutics and the effectiveness of internal control over financial reporting of Nektar Therapeutics, included in its Annual Report (Form 10-K) for the year ended December 31, 2007, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Palo Alto, California
August 18, 2008